EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of National Beef Packing Company, LLC (the "Company") on Form 10-K for the period ended August 28, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jay D. Nielsen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jay D. Nielsen
Jay D. Nielsen Chief Financial Officer

Date: November 23, 2004